UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2005

REDDY ICE HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-110442-04	56-2381368
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

8750 North Central Expressway, Suite 1800

Dallas, Texas  75231

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into Material Definitive Agreement.

On August 9, 2005 Reddy Ice Group, Inc. (“Reddy Ice Group”), a wholly owned subsidiary of Reddy Ice Holdings, Inc. (the “Company”), entered into an Amended and Restated Credit Agreement (“Credit Agreement”) among Reddy Ice Group, as  borrower, the financial institutions parties hereto, Credit Suisse, Cayman Islands Branch, as administrative agent, CIBC World Markets Corp., as syndication agent, Lehman Commercial Paper Inc. and Bear Stearns Corporate Lending Inc., as co-documentation agents, and CIBC World Markets Corp., Bear, Stearns & Co. Inc., Credit Suisse and Lehman Brothers, Inc., as the co-lead arrangers and joint bookrunners. As amended and restated, the Credit Agreement provides for a $240 million term loan facility maturing on August 12, 2012 and a $60 million revolving credit facility maturing on August 12, 2010.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the CreditAgreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 8.01.              Other Events.

                On August 11, 2005 the Company issued a press release announcing that its board of directors had declared a partial quarterly dividend on its common stock for the period from August 12, 2005 to September 30, 2005, in the amount of $0.20788 per share, payable on or about October 17, 2005, to stockholders of record as of September 30, 2005.  The Company also announced that its board of directors had adopted a dividend policy reflecting an intention to distribute a substantial portion of the cash generated by its business in excess of operating expenses and working capital requirements, interest and principal payments on its indebtedness, capital expenditures, incremental costs associated with being a public company and taxes as regular quarterly dividends to its stockholders.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

On August 12, 2005 Reddy Ice Group issued a press release announcing that, in connection with the tender offer and consent solicitation for its $152,000,000 aggregate principal amount of 8 7/8% senior subordinated notes due 2011 (the “Notes”), it had accepted for payment all Notes validly tendered and not withdrawn prior to the expiration date, which was 5:00 p.m. New York time on August 12, 2005. A copy of the press release is attached hereto as Exhibit 99.2, which is incorporated herein by reference.

On August 15, 2005 the Company issued a press release announcing that it had completed its previously announced initial public offering of its common stock including the exercise in full by the underwriters of their over-allotment option. A copy of the press release is attached hereto as Exhibit 99.3, which is incorporated herein by reference.

(c)           Exhibits.

                10.1         Amended and Restated Credit Agreement dated as of August 9, 2005

                99.1         Press release of Reddy Ice Holdings, Inc. dated August 11, 2005

                99.2         Press release of Reddy Ice Group, Inc. dated August 12, 2005

                99.3         Press release of Reddy Ice Holdings, Inc. dated August 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 15, 2005

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
Name: Steven J. Janusek
Title: Chief Financial and Accounting Officer